As filed with the Securities and Exchange Commission on June 10, 2004.

Registration No. 333-85622

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

54-1746596
(I.R.S. Employer
Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(703) 273-7500

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Paul J. Klaassen
Chairman of the Board and Chief Executive Officer
Sunrise Senior Living, Inc.
7902 Westpark Drive
McLean, Virginia 22102
(703) 273-7500

(Name, address including zip code, and telephone number, including area code of agent for service)

Copy to:

George P. Barsness, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

EXPLANATORY NOTE

     At the time this registration statement became effective, which covers resales of 51/4% Convertible Subordinated Notes due February 1, 2009, together with the related shares of Sunrise Senior Living, Inc. common stock issuable upon conversion of such notes, it included an undertaking on the part of Sunrise to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Under the terms of the Registration Rights Agreement dated January 24, 2002 between Sunrise and the initial purchasers of the 51/4% Convertible Subordinated Notes due February 1, 2009, Sunrise was required to keep this registration statement effective until April 5, 2004. For this reason, Sunrise is filing this post-effective amendment to remove from registration $8,090,000 aggregate principal amount of the 51/4% Convertible Subordinated Notes due February 1, 2009, together with the related 225,726 shares of Sunrise common stock issuable upon conversion of such notes, which remain unsold as of the date of this post-effective amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Sunrise Senior Living, Inc. has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 10th day of June, 2004.

SUNRISE SENIOR LIVING, INC.

By:	/s/ Thomas B. Newell

Thomas B. Newell President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below on June 10, 2004 by the following persons in the capacities indicated.

Signatures	Title

/s/ Paul J. Klaassen	Chairman of the Board and
Chief Executive Officer (Principal Executive Officer)
Paul J. Klaassen

*	Chief Cultural Officer and Director

Teresa M. Klaassen

/s/ Larry E. Hulse	Chief Financial Officer
(Principal Financial Officer)
Larry E. Hulse

/s/ Carl G. Adams	Chief Accounting Officer
(Principal Accounting Officer)
Carl G. Adams

*	Director

Ronald V. Aprahamian

*	Director

David G. Bradley

*	Director

Craig R. Callen

*	Director

Thomas J. Donohue

*	Director

David W. Faeder

*	Director

J. Douglas Holladay

* By:	/s/ Thomas B. Newell

Thomas B. Newell as Attorney-in Fact for each of the persons indicated